Exhibit 1.6

ALPINE INCOME PROPERTY TRUST, INC.
(a Maryland corporation)

$150,000,000 of Common Stock

(Par Value $0.01)

AMENDMENT NO. [1]/[2] TO THE EQUITY DISTRIBUTION AGREEMENT

April 24, 2026

[•] As Forward Seller and Manager [•] As Forward Purchaser

To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated [October 21, 2022, as amended on October 20, 2023]/[October 20, 2023] (the “Agreement”), by and among Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property Manager, LLC, a Delaware limited liability company (the “Adviser”), and Alpine Income Property OP, LP, a Delaware limited partnership (the “Operating Partnership”), [FORWARD PURCHASER] (in its capacity as forward purchaser under any Forward Contract, the “Forward Purchaser”) and [FORWARD SELLER] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities pursuant to the Agreement, the “Manager,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities pursuant to the Agreement, the “Forward Seller” and, together with the Company, the Adviser, the Operating Partnership and the Forward Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

In light of the entry into new Equity Distribution Agreements, dated the date hereof, by and among the Company, the Adviser and the Operating Partnership, and (i) each of Cantor Fitzgerald & Co., Huntington Securities, Inc., Lucid Capital Markets, LLC, and UBS Securities LLC, as manager, forward seller and forward purchaser and (ii) each of A.G.P./Alliance Global Partners and Colliers Securities LLC, as manager, the Parties desire to amend the Agreement through this Amendment No. [1]/[2] to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used herein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.             Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The last paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company, the Adviser and the Operating Partnership have also entered into separate equity distribution agreements (collectively, as each may be amended from time to time, the “Alternative Distribution Agreements”), (i) (A) dated as of October 21, 2022, as amended on October 20, 2023 and April 24, 2026, with each of Raymond James & Associates, Inc., B. Riley Securities, Inc., Jefferies LLC, JonesTrading Institutional Services LLC, KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc., (B) dated as of October 20, 2023, as amended on April 24, 2026, with each of Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, and (C) dated as of April 24, 2026, with each of Cantor Fitzgerald & Co., Huntington Securities, Inc., Lucid Capital Markets, LLC, and UBS Securities LLC (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Forward Alternative Manager”) and (ii) dated as of April 24, 2026, with each of A.G.P./Alliance Global Partners and Colliers Securities LLC (each, in its capacity as agent and/or principal thereunder, a “Non-Forward Alternative Manager” and, together with each Forward Alternative Manager, the “Alternative Managers”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of the Forward Hedge Securities) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.” 1

1 Remove Agent signing applicable EDA amendment.

b.	Section 2(c) is hereby amended by inserting the words “or all such previously delivered Placement Notices have been terminated or superseded” immediately after the phrase “have all been sold”.

c.	The first sentence of Section 5(a)(19) is hereby deleted in its entirety and replaced with the following:

“Except as disclosed in the Registration Statement and the Prospectus, the Management Agreement, dated November 26, 2019, as amended by Amendment No. 1 to Management Agreement dated July 18, 2024, among the Company, the Operating Partnership and the Adviser (as amended, the “Management Agreement”), remains in full force and effect.”

d.	Section 5(a)(26) is hereby deleted in its entirety and replaced with the following:

“The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. Except as included or incorporated by reference in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.”

e.	Section 5(a)(57) is hereby deleted in its entirety and replaced with the following:

“No securities issued by the Company, the Operating Partnership or any of their subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act; provided, however, that the foregoing shall not apply to any rating assigned to any loan investment (or any participation interest therein) held, originated or sold by the Company, the Operating Partnership or any of their subsidiaries.”

f.	The first sentence of Section 6(b) is hereby deleted in its entirety and replaced with the following:

“Settlement of Issuance Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”).”

2.            Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.              Agreement Remains in Effect. Except as provided in this Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Forward Seller, the Forward Purchaser, the Operating Partnership, the Adviser and the Company in accordance with its terms.

Very truly yours,

ALPINE INCOME PROPERTY TRUST, INC.

By:
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY OP, LP
By: Alpine Income Property GP, LLC, its sole general partner By: Alpine Income Property Trust, Inc., its sole member

By:
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY MANAGER, LLC
By: CTO Realty Growth, Inc., its sole member

By:
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment to the Equity Distribution Agreement

The foregoing Amendment No. [1]/[2] to the Agreement is hereby confirmed and accepted as of the date first written above.

[ • ], AS MANAGER

By:
Name:
Title:

[ • ], AS FORWARD SELLER

By:
Name:
Title:

[ • ], AS FORWARD PURCHASER

By:
Name:
Title:

Signature Page to Amendment to the Equity Distribution Agreement